EXHIBIT 4.2

                                 SOUTHDOWN, INC.

                                  $125,000,000

                     10% Senior Subordinated Notes due 2006

                          REGISTRATION RIGHTS AGREEMENT

                                                                March 19, 1996

LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
    INCORPORATED
C/O LEHMAN BROTHERS INC.
3 World Financial Center
New York, New York  10285

Ladies and Gentlemen:

            SOUTHDOWN, INC., a Louisiana corporation (the "Company"), proposes to issue and sell to Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Initial Purchasers"), upon the terms set forth in a purchase agreement dated March 13, 1996 (the "Purchase Agreement"), $125,000,000 aggregate principal amount of its 10% Senior Subordinated Notes due 2006 (the "Notes"). The Notes will be issued pursuant to an indenture (the "Indenture") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), dated as of March 19, 1996, substantially in the form previously furnished to the Initial Purchasers. As an inducement to the Initial Purchasers to purchase the Notes under the Purchase Agreement, the Company agrees with the Initial Purchasers, for the benefit of the holders of the Notes (including, without limitation, the Initial Purchasers as holders of the Notes), as follows:

            1. DEFINITIONS. As used in this Agreement, the following capitalized terms shall have the following meanings:

            ADDITIONAL INTEREST: As defined in Section 7(a) hereof.

            BROKER-DEALER: Any broker or dealer registered under the Exchange
Act.

            BROKER-DEALER TRANSFER RESTRICTED SECURITIES: Exchange Notes that are acquired by a Broker-Dealer in the Exchange Offer in exchange for Notes that such Broker-Dealer acquired for

                                      1

its own account as a result of market-making activities or other trading activities (other than Notes acquired directly from the Company or any of its affiliates).

            BUSINESS DAY: Any day except a Saturday, Sunday or other day in the City of New York, or in the city of the corporate trust office of the Trustee, on which banks are authorized to close.

            CLOSING DATE: The date on which the Company delivers the Notes to the Initial Purchasers.

            COMMISSION: The Securities and Exchange Commission.

            COMPANY: As defined in the initial paragraph of this Agreement.

            COMPANY INDEMNIFIED PARTY: As defined in Section 6(b) hereof.

            CONSUMMATE: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (b) the maintenance of the Exchange Offer Registration Statement continuously effective during, and the keeping of the Exchange Offer open for, a period not less than the minimum period required pursuant to Section 2(b) hereof, and (c) the delivery by the Company to the Trustee under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Notes tendered by Holders thereof pursuant to the Exchange Offer.

            DEPOSITARY: The Trustee, or any other exchange agent appointed by the Company.

            EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.

            EXCHANGE NOTES: The Company's 10% Senior Subordinated Notes due 2006, Series B, to be issued pursuant to the Indenture in the Exchange Offer.

            EXCHANGE OFFER: The registration by the Company under the Securities Act of the Exchange Notes pursuant to the Exchange Offer Registration Statement, pursuant to which the Company shall offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

            EXCHANGE OFFER DETERMINATION DATE: As defined in Section 3(a) hereof.

            EXCHANGE OFFER REGISTRATION STATEMENT: The Registration Statement relating to the Exchange Offer, including the related Prospectus.


                                      2

            HOLDER: Any holder of Transfer Restricted Securities or Broker-Dealer Transfer Restricted Securities.

            IDENTIFIED BROKER-DEALER: As defined in Section 4(c)(v) hereof.

            INDEMNIFIED PARTY: As defined in Section 6(c) hereof.

            INDENTURE: As defined in the initial paragraph of this Agreement.

            INITIAL PURCHASER: As defined in the initial paragraph of this Agreement.

            NASD: National Association of Securities Dealers, Inc.

            NOTES: As defined in the initial paragraph of this Agreement.

            PERSON: An individual, partnership, corporation, limited liability company, trust, unincorporated organization, or a government or agency or political subdivision thereof.

            PROSPECTUS: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

            PURCHASE AGREEMENT: As defined in the initial paragraph of this Agreement.

            REGISTRATION STATEMENT: Any registration statement of the Company relating to (a) an offering of Exchange Notes pursuant to a Exchange Offer or
(b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) which is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

            RESTRICTED BROKER-DEALER: Any Broker-Dealer that holds Broker-Dealer Transfer Restricted Securities.

            SECURITIES ACT: The Securities Act of 1933, as amended.

            SELLER INDEMNIFIED PARTIES: As defined in Section 6(a) hereof.

            SELLING HOLDER: As defined in Section 4(c)(ii) hereof.

            SHELF REGISTRATION: As defined in Section 3(a) hereof.

            SHELF REGISTRATION STATEMENT: As defined in Section 3(a) hereof.

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            SUSPENSION EVENT: As defined in Section 4(e) hereof.

            SUSPENSION EVENT NOTICE: As defined in Section 4(e) hereof.

            SUSPENSION PERIOD: As defined in Section 4(e) hereof.

            TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb), as in effect on the date of the Indenture.

            TRANSFER RESTRICTED SECURITIES: Each Note, until the earliest to occur of (a) the date on which such Note is exchanged in the Exchange Offer and the Exchange Note received therefor is entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Note has been disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein) or (d) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act.

            TRUSTEE: As defined in the initial paragraph of this Agreement.

            UNDERWRITTEN REGISTRATION or UNDERWRITTEN OFFERING: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

            2. EXCHANGE OFFER.

            (a) Unless not permitted by applicable federal law (after the procedures set forth in Section 4(a)(i) have been complied with), the Company shall (i) prepare and, as promptly as practicable after the Closing Date but in no event later than 30 days after the Closing Date, file or cause to be filed with the Commission the Exchange Offer Registration Statement, (ii) use its reasonable best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 90 days after the Closing Date, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be reasonably necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, promptly commence and Consummate the Exchange Offer. The Exchange Offer Registration Statement shall be on the appropriate form permitting registration of the Exchange Notes to be offered in exchange for the Notes that are Transfer Restricted Securities and to permit sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers as contemplated by Section 2(c) below.

            (b) The Company shall use its reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously during, and shall keep the Exchange Offer open for a period not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; PROVIDED, HOWEVER, that in no event shall such period be less than 20 Business Days. The Company shall use its best reasonable efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than the later of 120 days following the Closing Date or 30 days following the effective date of the Exchange Offer Registration Statement. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Notes and the Exchange Notes shall be included in the Exchange Offer Registration Statement.

            (c) In connection with the Exchange Offer, the Company shall:

            (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

            (ii) keep the Exchange Offer open for not less than 20 Business Days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

            (iii) use the services of the Depositary for the Exchange Offer;

            (iv) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York City time, on the last business day on which the Exchange Offer shall remain open, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for exchange (identifying such Notes) and a statement that such Holder is withdrawing his election to have such Notes exchanged; and

            (v) otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

            As soon as practicable after the close of the Exchange Offer, the Company shall:

            (i) accept for exchange Notes duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which is an exhibit thereto;

            (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Notes so accepted for exchange by the Company; and

            (iii) cause the Trustee promptly to authenticate and deliver Exchange Notes to each Holder of Notes equal in principal amount to the Notes of such Holder so accepted for exchange.

            Interest on each Exchange Note will accrue from the last date on which interest was paid or duly provided for on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from March 19, 1996.

            (d) The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Restricted Broker-Dealer who holds Notes that are Transfer Restricted Securities and that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities may exchange such Notes (other than Transfer Restricted Securities acquired directly from the Company or any affiliate of the Company) pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with its initial sale of each Exchange Note received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Notes held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

            The Company shall use its best reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 4(c) below to the extent necessary to ensure that it is available for sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers, and to ensure that such Registration Statement conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year from the date on which the Exchange Offer Registration Statement is declared effective, or, if shorter, until all Broker-Dealer Transfer Restricted Securities have been sold thereunder. During such period, the Company shall provide sufficient copies of the latest version of such Prospectus to such Restricted Broker-Dealers promptly upon request at any time in order to facilitate such sales.

            The Company may in the letter of transmittal used in the Exchange Offer require each Broker-Dealer tendering Notes in the Exchange Offer to indicate whether such Broker-Dealer acquired such Notes for its own account as a result of market-making activities or other trading activities (other than Notes acquired directly from the Company or any of its affiliates), and if no Broker-Dealer indicates that such Notes were so acquired, the Company shall have no obligation hereunder to maintain the effectiveness of the Exchange Offer Registration Statement past the Consummation of the Exchange Offer. The Company may also require in such letter of transmittal that any Holder indicate whether such Holder would be a Holder described in Section 3(ii)(B). The Company also may include in such letter of transmittal an agreement by each tendering Holder that such Holder agrees to be bound by the provisions of this Agreement.

            3. SHELF REGISTRATION. If (i) the Company is not required to file an Exchange Offer Registration Statement with respect to the Exchange Notes because the Exchange Offer is not permitted by applicable law (after the procedures set forth in Section 4(a)(i) below have been complied with) or (ii) any Holder of Transfer Restricted Securities shall notify the Company at any time prior to 20 Business Days following the Consummation of the Exchange Offer that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Notes acquired directly from the Company, then the Company shall take the following actions:

            (a) The Company (x) shall, as promptly as practicable, but in no event later than 30 days after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement pursuant to clause (i) above or 30 days after the date on which the Company receives the notice specified in clause (ii) above (the "Exchange Offer Determination Date"), file or cause to be filed with the Commission a registration statement pursuant to Rule 415 under the Securities Act (which may be an amendment to the Exchange Offer Registration Statement) (in either event, the "Shelf Registration Statement") relating to the offer and sale of (A) all Transfer Restricted Securities, in the case of Shelf Registration Statement filed by reason of clause (i) above, or (B) all Transfer Restricted Securities held by Holders described in clauses (ii)(A) through (C) above, in the case of a Shelf Registration Statement filed by reason of clause (ii) above, in either case, the Holders of which shall have timely provided the information required pursuant to
Section 3(d) hereof (hereafter, the "Shelf Registration") and (y) shall use its reasonable best efforts to cause such Shelf Registration Statement to become effective on or prior to 90 days after the Exchange Offer Determination Date. If, after the Company has filed an Exchange Offer Registration Statement which satisfies the requirements of Section 2 above, the Company is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer shall not be permitted under applicable federal law, then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirement of clause (x) above and shall constitute the filing of a Shelf Registration Statement for purposes of Section 7(a)(i). Such an event shall have no effect on the requirements of clause (y) above.

            (b) The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by and subject to the provisions of Section 4(b) hereof in order to permit the Prospectus included therein to be usable for sales of Transfer Restricted Securities by the Holders thereof for a period of three years from the Closing Date (or one year from such date in the case of a Shelf Registration Statement filed solely at the request of the Initial Purchasers that hold Transfer Restricted Securities acquired directly from the Company) or such shorter period that will terminate when all the Transfer Restricted Securities covered by the Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement or otherwise.

            (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Shelf Registration Statement, amendment or supplement, as the case may be, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, other than statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by any Holder expressly for use in such Shelf Registration Statement and the related Prospectus or any amendment or supplement thereto.

            (d) No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Additional Interest pursuant to Section 7 hereof (i) for the period during which its failure to provide such information prevents or delays the filing or effectiveness of the Shelf Registration Statement or (ii) if any or all of its Transfer Restricted Securities are omitted from the Shelf Registration Statement because of its failure to comply with the preceding sentence. No Holder described in Section 3(ii)(B) shall be entitled to include any Exchange Notes in the Shelf Registration Statement if it did not either (1) indicate in the letter of transmittal used in the Exchange Offer that it would be a Holder described in
Section 3(ii)(B) or (2) notify the Company in writing prior to 20 Business Days following the Consummation of the Exchange Offer that it is a Holder described in Section 3(ii)(B). Each Holder as to which any Shelf Registration Statement is being effected agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or the happening of any event, in either case as a result of which the Shelf Registration Statement or any Prospectus or preliminary Prospectus included therein contains any untrue statement of a material fact regarding such Holder or its distribution of Transfer Restricted Securities or omits to state any material fact regarding such Holder or its distribution of Transfer Restricted Securities required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and to furnish promptly to the Company any additional information (i) required to correct and update any previously furnished information or (ii) required so that the Shelf Registration Statement or any Prospectus shall not contain any untrue statement of such a material fact or any omission to state such a material fact.

            4. REGISTRATION PROCEDURES.

            (a) EXCHANGE OFFER REGISTRATION STATEMENT. In connection with the Exchange Offer, the Company shall comply with all applicable provisions of
Section 4(c) below, shall use its best reasonable efforts to effect such exchange and to permit the sale of Broker-Dealer Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof during the period set forth in Section 2(d), and shall comply with all of the following provisions:

            (i) If, following the date hereof, there has been published a change in Commission policy with respect to exchange offers such as the Exchange Offer, such that in the reasonable opinion of counsel to the Company there is a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company hereby agrees to seek a noaction letter or other favorable decision from the Commission allowing the Company to Consummate an Exchange Offer. The Company hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. In connection with the foregoing, the Company hereby agrees to take all such other actions as are reasonably requested by the Commission staff or otherwise reasonably required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission staff, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff of such submission.

            (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. Each Broker-Dealer holding Notes acquired for its own account as a result of market-making activities or other trading activities (other than Notes acquired directly from the Company or any of its affiliates) shall also furnish to the Company a written acknowledgment (which may be in such letter of transmittal) that such Broker-Dealer shall deliver a prospectus meeting the requirements of the Securities Act in connection with any resale by it of Broker-Dealer Transfer Restricted Securities, but that by so acknowledging and by delivering a prospectus, such Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. In addition, all such Holders of Transfer Restricted Securities shall otherwise reasonably cooperate in the Company's preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in MORGAN STANLEY AND CO., INC. (available June 5, 1991) and EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar noaction letters (including, if applicable, any no-action letter obtained pursuant to clause 4(a)(i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, which secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such Holder in exchange for Notes acquired by such Holder directly from the Company or an affiliate thereof.

            (iii) Prior to the effectiveness of the Exchange Offer Registration Statement, the Company shall provide a supplemental letter to the Commission (A) stating that the Company is registering the Exchange Offer in reliance on the position of the Commission enunciated in EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), MORGAN STANLEY AND CO., INC. (available June 5, 1991) and, if applicable, any no-action letter obtained pursuant to clause 4(a)(i) above, (B) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer and (C) setting forth any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause 4(a)(i) above.

            (b) SHELF REGISTRATION STATEMENT. In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of
Section 4(c) below and shall use its reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 3(d) hereof) during the period set forth in Section 3(b), and pursuant thereto the Company will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof.

            (c) GENERAL PROVISIONS. In connection with any Registration Statement and any related Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Exchange Offer Registration Statement and the related Prospectus, to the extent that the same are required to be available to permit sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers), the Company shall take the following actions:

            (i) The Company shall prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 2 or 3 hereof, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus.

            (ii) The Company shall furnish to each Initial Purchaser, each Selling Holder specifically named in any Registration Statement or Prospectus contained in the Shelf Registration
                                      10

Statement in connection with its sale of Notes (a "Selling Holder") and each of the underwriters in connection with an Underwritten Offering, if any, prior to the filing thereof with the Commission, a draft copy of any Registration Statement and any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Initial Purchasers, Selling Holders and underwriters in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which the Initial Purchasers, Selling Holders of the Transfer Restricted Securities covered by such Registration Statement or the underwriters in connection with such sale, if any, shall reasonably object within five Business Days after the receipt thereof. Such Selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission which has been specifically identified by such Selling Holder or underwriter or fails to comply with the applicable requirements of the Securities Act.

            (iii) Promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, the Company shall provide draft copies of such document to the Selling Holders and to the underwriters in connection with such sale, if any, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Selling Holders or underwriters, if any, reasonably may request if the omission thereof would constitute an omission of a material fact necessary to make the statements therein (or the statements in the Prospectus into which such documents would be incorporated by reference), in light of the circumstances under which they were made, not misleading; provided that the Company may omit from the draft copy of any such document that is to be so incorporated by reference after the effectiveness of such Registration Statement which is to be provided to the Initial Purchasers, Selling Holders and underwriters pursuant to this paragraph or the preceding paragraph such information as would, in the Company's reasonable judgment, involve the disclosure of confidential, non-public information.

            (iv) If requested by any Selling Holders or the underwriters in connection with such sale, if any, the Company shall promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Selling Holders and underwriters, if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriters, the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering, except to the extent the Company reasonably believes that the inclusion of such information could result in a violation of the federal securities laws; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment.

                                      11

            (v) The Company shall notify the Initial Purchasers, the Selling Holders and each of the underwriters in connection with such sale, if any, in writing:

                  (A) when the Registration Statement and any amendment thereto or Prospectus or Prospectus supplement has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

                  (B) of any request by the Commission for amendments or
            supplements to the Registration Statement or the Prospectus included therein or for additional information relating thereto;

                  (C) of the issuance by the Commission of any stop order
            suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                  (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Transfer Restricted Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                  (E) of the occurrence of any event that requires the Company to make changes in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated therein by reference in order to make any statement of a material fact made therein true or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading (which advice shall be accompanied by a Suspension Notice); PROVIDED, HOWEVER, that such notification need not specifically identify such event if notifying the Initial Purchasers, the Selling Holders or the underwriters of the occurrence thereof would, in the Company's reasonable judgment, involve the disclosure of confidential, non-public information.

            The Company shall also give notice of the matters in clause (C), (D) and (E) to each Restricted Broker-Dealer that has specifically identified itself as such in writing to the Company (for so long as it holds Broker-Dealer Transfer Restricted Securities)("Identified Broker-Dealers").

            (vi) If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

            (vii) The Company shall deliver to each of the Initial Purchasers, to each Selling Holder and each of the underwriters in connection with such sale, if any, and each Identified BrokerDealer, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, and if

                                      12

requested, documents incorporated by reference therein and all exhibits (including those incorporated by reference).

            (viii) The Company shall deliver to each of the Initial Purchasers, to each Selling Holder and each of the underwriters in connection with such sale, if any, and each Identified BrokerDealer, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request. The Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the Selling Holders and each of the underwriters, if any, and each Identified Broker-Dealer, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto.

            (ix) Prior to any public offering of Transfer Restricted Securities, the Company shall register or qualify or cooperate with the Selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Transfer Restricted Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holder or underwriter reasonably requests, and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; PROVIDED THAT the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

            (x) In connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, the Company shall cooperate with the Selling Holders and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the Selling Holders or the underwriters, if any, may request at least two (2) Business Days prior to the sale of Transfer Restricted Securities.

            (xi) Upon the occurrence of any event (i) contemplated by Section 4(c)(v)(E) above or (ii) that would cause any such Registration Statement or the Prospectus contained therein not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall, subject to Section 4(c)(ii) hereof, promptly (but not to the extent covered by Section 4(e)), (A) prepare a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) use its best reasonable efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter.


                                      13

            (xii) Not later than the effective date of the Exchange Offer Registration Statement, the Company will provide a CUSIP number for the Exchange Notes and provide the applicable trustee with printed certificates for the Exchange Notes in a form eligible for deposit with The Depository Trust Company.

            (xiii) The Company will use its reasonable best efforts to comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Exchange Offer or the Shelf Registration and will make generally available to its securities holders within 18 months after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

            (xiv) The Company shall cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA and shall execute and use its reasonable best efforts to cause the Trustee to execute all documents that may be required to effect such changes and all forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

            (xv) The Company may require each Holder whose Notes are to be sold pursuant to the Shelf Registration to furnish to the Company such information regarding the Holder and the distribution of such Notes as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement.

            (xvi) The Company shall enter into such agreements (including an underwriting agreement) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Shelf Registration Statement contemplated by this Agreement as may be reasonably requested by any Selling Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Shelf Registration Statement contemplated by this Agreement, and if the registration is an Underwritten Registration, the Company shall:

            (A) furnish (or in the case of paragraphs (2) and (3), use its best reasonable efforts to furnish) to each underwriter, upon the effectiveness of the Shelf Registration Statement:

                  (1) a certificate, dated the date of effectiveness of the
            Shelf Registration Statement, as the case may be, signed on behalf of the Company by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company, confirming, as of the date thereof, the matters set forth in Section 7(g) of the Purchase Agreement and such other similar matters as the underwriters may reasonably request;

                  (2) an opinion, dated the date of effectiveness of the Shelf
            Registration Statement, of counsel for the Company covering matters similar to those set forth in Exhibit A to the Purchase Agreement and such other matters as the underwriters may

                                      14

            reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and representatives of the independent public accountants for the Company, at which contents of the Shelf Registration Statement and related matters were discussed, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Company and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the Shelf Registration Statement, at the time such Shelf Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Shelf Registration Statement, as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may state further that such counsel assumes no responsibility for, has not independently verified, and makes no comment with respect to the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial, accounting or statistical data included in the Shelf Registration Statement or the related Prospectus; and

                  (3) a customary comfort letter, dated as of the date of
            effectiveness of the Shelf Registration Statement, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings, and affirming matters similar to those set forth in the comfort letter delivered pursuant to Section 7(e) of the Purchase Agreement;

            (B) set forth in full or incorporate by reference in the underwriting agreement, if any, in connection with any sale or resale pursuant to any Shelf Registration Statement, the indemnification provisions and procedures of Section 6 hereof with respect to all parties to be indemnified pursuant to said Section; and

            (C) deliver such other documents and certificates as may be reasonably requested by the underwriters, to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this Section 4(c)(xvi).

            The above shall be done at each closing under such underwriting or similar agreement, as and to the extent required thereunder, and if at any time the representations and warranties of the Company contemplated in (A)(1) above cease to be true and correct, the Company shall so advise the underwriters and the Selling Holders promptly and, if requested by such Persons, shall confirm such advice in writing.

                                      15

            (xvii) The Company shall (i) make reasonably available for inspection by the Selling Holders, any underwriter participating in any disposition pursuant to such Registration Statement, any Identified Broker-Dealer and any attorney, accountant or other agent retained by the Selling Holders or any such underwriter or Identified Broker-Dealer all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors and employees to supply all relevant information reasonably requested by the Selling Holders or any such underwriter, attorney, accountant or agent in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; provided that such persons enter into confidentiality agreements reasonably satisfactory to the Company.

            (xviii) The Company shall cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD and shall use its reasonable best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities.

            (xix) The Company shall use its reasonable best efforts to cause the Exchange Notes, if applicable, and, in the event of a Shelf Registration, the Notes to be rated with not more than two rating agencies selected by the Company, if so requested by the Selling Holders or by the underwriters, if any, unless the Exchange Notes or the Notes, as the case may be, are already so rated or unless the Company has obtained such ratings for its long-term debt securities generally;

            (xx) The Company shall use its best reasonable efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in Section 4(c)(ix) above.

            (xxi) The Company shall provide promptly to each Selling Holder and each Identified Broker-Dealer upon request each document filed with the Commission pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act.

            (d) RESTRICTIONS ON HOLDERS. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of a Suspension Event Notice from the Company, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(c)(xi) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (the "Advice"). If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event

                                      16

the Company shall give any such Suspension Event Notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 2(c) or 3(b) hereof, as applicable, shall be extended by the number of days during the period included in such Suspension Period.

            (e) REASONABLE BEST EFFORTS. The Company shall be deemed not to have used its reasonable best efforts to keep a Registration Statement effective during the requisite periods referenced in Section 2(c) and 3(b) hereof if it voluntarily takes any action that would result in Selling Holders and Restricted Broker-Dealers covered thereby not being able to offer and sell such Transfer Restricted Securities during that period using the Prospectus included in such Registration Statement, unless such action is required by applicable law (including, but not limited to, reasonable periods necessary to prepare appropriate disclosure), PROVIDED that the foregoing provision shall not apply to actions taken (or contemplated to be taken) by the Company in good faith and for business reasons (a "Suspension Event"), including, without limitation, the acquisition or divestiture of assets and the offering or sale of securities, so long as the Company promptly thereafter complies with the requirements of
Section 4(c)(xi) hereof, if applicable, and so long as the Company gives prompt notice of such Suspension Event (a "Suspension Event Notice") to Selling Holders and Identified Broker-Dealers. Any such period during which the Company fails to keep such Registration Statement effective and usable for offers and sales of Transfer Restricted Securities is referred to as a "Suspension Period." A Suspension Period shall commence on and include the date that the Company gives notice that the Registration Statement is no longer effective or the Prospectus included therein is no longer usable for offers and sales of Transfer Restricted Securities and shall end on the date when each seller of Transfer Restricted Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 4(c)(xi) hereof or is advised in writing by the Company that use of the Prospectus may be resumed. If one or more Suspension Periods occur, the time period referenced in Sections 2(d) and 3(b) hereof during which the Company must keep such Registration Statement effective shall be extended by the number of days included in each such Suspension Period.

            5. REGISTRATION EXPENSES.

            (a) The Company shall bear all expenses incurred in connection with the performance of its obligations pursuant to this Agreement regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holders with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel) that may be required by the rules and regulations of the NASD); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telecommunications; (iv) all fees and disbursements of counsel for the Company and, subject to (b) below, the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Notes or the Exchange Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof if the Company, in its sole discretion, determines to so list the Notes or the Exchange Notes; and (vi) all fees and disbursements of independent certified public accountants of

                                      17

the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

            (b) In connection with any Shelf Registration Statement required by this Agreement, the Company will reimburse the Selling Holders of Transfer Restricted Securities being registered pursuant to the Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel, who shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

            6. INDEMNIFICATION.

            (a) The Company shall indemnify and hold harmless each Selling Holder, its officers and employees, and each person, if any, who controls such Selling Holder within the meaning of the Securities Act and each Restricted Broker-Dealer that sells any Broker-Dealer Transfer Restricted Securities and that satisfies its prospectus delivery requirements through the delivery of the Prospectus contained in the Exchange Offer Registration Statement, its officers and employees, and each person, if any, who controls such Restricted Broker-Dealer (each such Restricted Broker-Dealer and Selling Holder, such controlling persons and each such officer and employee are referred to collectively as the "Seller Indemnified Parties"), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes or Exchange Notes), to which such Seller Indemnified Party may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or preliminary Prospectus or Prospectus forming a part thereof (or in any amendment or supplement thereto) or (ii) the omission or alleged omission to state in any Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading and the omission or alleged omission to state in any preliminary Prospectus or Prospectus a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse the Seller Indemnified Parties promptly upon demand for any legal and other expenses reasonably incurred by them in connection with investigating, defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement or preliminary Prospectus or Prospectus forming a part thereof (or in any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of the respective Holder specifically for inclusion therein; PROVIDED FURTHER, that as to the preliminary Prospectus this indemnity shall not inure to the benefit of any Seller Indemnified Party, or any officer or employee of, or any person controlling, that Seller Indemnified Party on account of any loss, claim, damage, liability or action arising from the sale of Notes or Exchange Notes to any person by that Seller Indemnified Party if that Seller Indemnified Party failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, prior to the sale to such person, and the untrue statement or alleged untrue statement or a material fact or omission or alleged omission to state a material fact in such preliminary Prospectus or the Prospectus, as the case

                                      18

may be, was remedied or corrected in such Prospectus, amendment or supplement, unless such failure resulted from noncompliance by the Company with Section 4(c)(viii) hereof. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to such Seller Indemnified Party.

            (b) Each Holder, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees and each person who controls the Company within the meaning of the Securities Act (a "Company Indemnified Party") from and against any loss, claim, damage or liability or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes or Exchange Notes) to which a Company Indemnified Party may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or preliminary Prospectus or Prospectus forming a part thereof (or in any amendment or supplement thereto) or (ii) the omission or alleged omission to state in any Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading and the omission or alleged omission to state in any preliminary Prospectus or Prospectus a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for inclusion therein, and shall reimburse the Company Indemnified Party promptly upon demand for any legal and other expenses reasonably incurred by the Company Indemnified Party in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which such Holder may otherwise have to any Company Indemnified Party.

            (c) Promptly after receipt by a Seller Indemnified Party or a Company Indemnified Party (each, an "Indemnified Party") under this Section 6 of notice of any claim or the commencement of any action (including any governmental or regulatory investigation or proceeding), the Indemnified Party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of the action, PROVIDED THAT the failure to notify the indemnifying party shall not relieve such indemnifying party from any liability which it may have under this Section 6, except to the extent the indemnifying party was materially prejudiced by such failure and PROVIDED FURTHER, that the failure to notify the indemnifying party shall not relieve it from any liability such indemnifying party may have to an Indemnified Party otherwise than under this Section 6. In case any such claim or action shall be brought against an Indemnified Party, such Indemnified Party shall notify in writing the indemnifying party thereof, and the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the indemnifying party to the Indemnified Party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the Indemnified Party under this Section 6 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of

                                      19

investigation; PROVIDED, HOWEVER, that an Indemnified Party shall have the right to employ counsel to represent jointly such Indemnified Parties under this
Section 6, if in the reasonable judgment of such Indemnified Parties, it is advisable for the Indemnified Parties to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by indemnifying party; PROVIDED, HOWEVER, that an indemnifying party shall not be liable for fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all Indemnified Parties. No indemnifying party shall (i) without the prior written consent of the Indemnified Parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

            (d) If the indemnification provided for in this Section 6 shall for any reason be unavailable to or insufficient to hold harmless any Indemnified Party under Section 6(a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each applicable indemnifying party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability, or action in respect thereof,
(i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Holders on the other from the offering of the Notes or the Exchange Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Holders on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Holders on the other with respect to such offering shall be deemed to be in the same proportion as (x) the total net proceeds received by the Company from the offering of the Notes pursuant to the Purchase Agreement (before deducting expenses) bear to (y) the net proceeds received by such Holders from the resale of such Notes or Exchange Notes, as the case may be. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holders, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an Indemnified Party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purposes of this

                                      20

Section 6(d), any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds received by such Holder from the sale of Notes or Exchange Notes pursuant to a Registration Statement exceeds the amount of damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Initial Purchaser shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total price at which such Initial Purchaser sold the Notes purchased by it (or Exchange Notes received by it, if applicable) exceeds the sum of (i) the amount paid by such Initial Purchaser for such Notes and (ii) the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' and the Initial Purchasers' obligations in this
Section 6(d) to contribute are several in proportion to the respective principal amount of the Notes or Exchange Notes held by each of the Holders or purchased by each of the Initial Purchasers and not joint.

            (e) The agreements contained in this Section 6 shall survive the sale of Notes or Exchange Notes pursuant to any Registration Statement and shall remain in full force and effect, regardless of any investigation made by or on behalf of any Indemnified Party.

            7. ADDITIONAL INTEREST UNDER CERTAIN CIRCUMSTANCES.

            (a) If the Company fails to comply with Sections 2 and 3 hereof, additional interest (the "Additional Interest") shall be assessed as follows:

            (i) if an Exchange Offer Registration Statement or a Shelf Registration Statement is not filed within 30 days following the Closing Date or the Exchange Offer Determination Date, as the case may be, then commencing on the 31st day after the Closing Date or the Exchange Offer Determination Date, as the case may be, Additional Interest shall be accrued on the Notes over and above the accrued interest at a rate of 0.50% per annum for the first 90 days immediately following the 30th day after the Closing Date or the Exchange Offer Determination Date, as the case may be, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

            (ii) if an Exchange Offer Registration Statement or a Shelf Registration Statement is filed but is not declared effective within 90 days following the Closing Date or the Exchange Offer Determination Date, as the case may be, then, commencing on the 91st day after the Closing Date or the Exchange Offer Determination Date, as the case may be, Additional Interest shall be accrued on the Notes over and above the accrued interest at a rate of 0.50% per annum for the first 90 days immediately following the 90th day after the Closing Date or the Exchange Offer Determination Date, as the case may be, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period; and


                                      21

            (iii) if (A) the Exchange Offer is not Consummated by the later of 120 days following the Closing Date or within 30 days following the effective date of the Exchange Offer Registration Statement or (B) the Shelf Registration Statement has been filed and declared effective but such Shelf Registration Statement ceases to be effective or the Prospectus which is a part thereof cannot be used as a result of a Suspension Event Notice lasting for a period of more than 90 days prior to three years from the Closing Date, or such earlier time as the Company is no longer required to keep the Shelf Registration Statement effective pursuant to this Agreement, then Additional Interest shall be accrued on the Notes over and above the accrued interest at a rate of 0.50% per annum for the first 60 days immediately following (x) the later of the 120th day after the Closing Date or the 30th day after the effective date of the Exchange Offer Registration Statement, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective for, or a Suspension Event has lasted for, more than 90 days in the case of (B) above, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 60-day period;

PROVIDED, HOWEVER, that the Additional Interest rate on the Notes may not exceed 1.0% per annum; and PROVIDED FURTHER, that (1) upon the filing of an Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of
(i) above), (2) upon the effectiveness of an Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of (ii) above), (3) upon the Consummation of the Exchange Offer (in the case of (iii)(A) above), or
(4) upon the effectiveness of a Shelf Registration Statement that had ceased to remain effective prior to three years from the Closing Date, or such earlier time as the Company is no longer required to keep the Shelf Registration Statement effective pursuant to this Agreement, or the end of the Suspension Period (in the case of (iii) (B) above), Additional Interest on the Notes as a result of such clause (i), (ii) or (iii) shall immediately cease to accrue. The Additional Interest specified in this Section 7(a) shall be payable by the Company to the Holders at the times, in the manner and subject to the terms and conditions set forth in the Indenture, as nearly as may be, as though the rate set out in the Notes had been increased, which payments shall be calculated pursuant to Section 7(b) below.

            (b) Any amount of Additional Interest due pursuant to clause (i),
(ii) or (iii) of Section 7(a) above will be payable on the same original interest payment dates of the Notes.

            The amount of Additional Interest with respect to any Note will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Note, multiplied by a fraction, the numerator of which is the number of days (not to exceed 360) such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

            (c) If the Company effects the Exchange Offer, the Company will be entitled to close the Exchange Offer; PROVIDED THAT it has accepted all Notes theretofore validly tendered in accordance with the terms of the Exchange Offer. Notes not so tendered in the Exchange Offer shall bear interest at the same rates in effect at the time of issuance of the Notes.

            8. RULE 144A. The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act, to make available, upon request

                                      22

of any Holder of Transfer Restricted Securities, to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

            9. UNDERWRITTEN REGISTRATIONS. No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in customary underwriting arrangements entered into in connection therewith and (b) completes and executes all reasonable questionnaires, powers of attorney and other documents required under the terms of such underwriting arrangements.

            10. SELECTION OF UNDERWRITERS. For any Underwritten Offering, the investment banker or investment bankers and manager or managers for such Underwritten Offering that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; PROVIDED, HOWEVER, that such investment bankers and managers must be reasonably satisfactory to the Company. Such investment bankers and managers are referred to herein as the "underwriters."

            11. MISCELLANEOUS.

            (a) REMEDIES. Each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture, the Purchase Agreement or granted by law, including recovery of additional interest or other damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

            (b) NO INCONSISTENT AGREEMENTS. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

            (c) ADJUSTMENTS AFFECTING THE NOTES. The Company will not take any action, or voluntarily permit any change to occur, with respect to the Notes that would materially and adversely affect the ability of the Company to Consummate any Exchange Offer.

            (d) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders that hold a majority in aggregate principal amount of the Transfer Restricted Securities, in which case all Holders shall be bound. Notwithstanding the foregoing, a waiver or consent to depart from provisions hereof that relates (i) to the rights of Holders whose securities are being registered shall

                                      23

require only the written consent of the Holders of a majority in principal amount of the Transfer Restricted Securities being so registered, and (ii) to the rights of Holders whose Notes are being tendered pursuant to the Exchange Offer shall require only the written consent of the Holders of a majority in principal amount of the Notes being tendered.

            (e) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopies or air courier which guarantees overnight delivery:

            (i) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 11(e), which address initially is, with respect to each Holder, the address of such Holder to which confirmation of the sale of Notes to such Holder was first sent by the Initial Purchaser, provided that a copy thereof shall have been provided to the Company, with a copy in like manner to the Initial Purchaser at its address as follows:

                        Lehman Brothers Inc.
                        3 World Financial Center
                        New York, NY 10285-1600
                        Attention: Syndicate Registration
                        Telecopy: 212-528-8822

                        Merrill Lynch, Pierce, Fenner & Smith
                           Incorporated
                        World Financial Center
                        North Tower
                        New York, NY 10281

            (ii) if to an Initial Purchaser, to the Initial Purchaser's address specified in 11(e)(i); and

            (iii) if to the Company, at its address as follows:

                        Southdown, Inc.
                        1200 Smith Street
                        Suite 2400
                        Houston, Texas 77002-4486
                        Attention:  Executive Vice President -
                                    Finance and Administration

            All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged by

                                      24

recipient's telecopy operator, if telecopied; and on the next Business Day delivered, if sent by overnight air courier guaranteeing next day delivery.

            (f) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders of the Notes; PROVIDED, HOWEVER, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

            (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

            (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

            (j) SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

            (k) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.


                                      25

            Please confirm that the foregoing correctly sets forth the agreement between the Company and each Initial Purchaser.

                                    Very truly yours,

                                    SOUTHDOWN, INC.

                                    By:
                                    Name:
                                    Title:


Accepted in New York, New York

________________, 1996

LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
    INCORPORATED

By:  Lehman Brothers Inc.


By:
Authorized Signatory

                                      26